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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2003

Osmonics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota (State or Other Jurisdiction of Incorporation)	1-12714 (Commission File Number)	41-0955959 (IRS Employer Identification Number)
5951 Clearwater Drive Minnetonka, Minnesota (Address of Principal Executive Office)		55343 (Zip Code)

(952) 933-2277
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. Other Events.

        On February 26, 2003, Osmonics, Inc. (NYSE: OSM) and General Electric Company (NYSE:GE) announced that at the Osmonics shareholders meeting held on February 26, 2003, the shareholders of Osmonics voted to adopt the Agreement and Plan of Merger, dated November 3, 2002, by and among Osmonics, General Electric Company and Oasis Acquisition, Inc. and the merger contemplated thereby. GE and Osmonics also announced the results of the proration applied with respect to cash elections by Osmonics shareholders made in connection with the proposed merger and the exchange ratio that would apply if the merger were to close on Friday, February 28, 2003. The joint press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (c) Exhibits.

    99.1
    Joint Press Release, dated February 26, 2003: GE and Osmonics Announce Meeting Results, Exchange Ratio and Pro Ration Results.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSMONICS, INC.
Date: February 26, 2003	By:	/s/ D. DEAN SPATZ Name: D. Dean Spatz Title: Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1	Joint Press Release, dated February 26, 2003: GE and Osmonics Announce Meeting Results, Exchange Ratio and Pro Ration Results.

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SIGNATURES
EXHIBIT INDEX